As filed with the Securities and Exchange Commission on July 25, 2011
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________

BLUEPHOENIX SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	Identification no.)

8 Maskit Street
Herzliya 46120, Israel
972-9-952-6100
(Address of Principal Executive Offices) (Zip Code)

BLUEPHOENIX SOLUTIONS LTD. 2007 AWARD PLAN
(Full Title of the Plan)
________________

Nir Peles
BluePhoenix Solutions USA Inc.
8000 Regency Parkway
Cary, North Carolina 27511
(919) 380-5100
(Name and Address of Agent for Service)
________________

Copies to:

Ernest Wechsler , Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 (212)-715-9100	Yael Peretz, Adv. VP, General Counsel BluePhoenix Solutions Ltd. 8 Maskit Street Herzliya 46733, Israel 972-9-952-6100	Yael Bar-Shai, Adv. Herzog, Fox & Neeman Asia House 4 Weizman Street Tel Aviv 64239, Israel 972-3-692-2020

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, NIS 0.01 par value per share	1,400,000 shares	(3)	$1.16	$1, 624,000	$188.55
_________________
(1)
Pursuant to Rule 416(a), an additional indeterminable number of shares are also being registered to cover any adjustments required by stock splits, stock dividends or similar transactions under the BluePhoenix Solutions Ltd. 2007 Award Plan.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Ordinary Shares on July 21, 2011 which is within five business days of this offering.

(3)	Representing the maximum number of shares that may be awarded under the BluePhoenix Solutions Ltd. 2007 Award Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,400,000 ordinary shares, par value NIS 0.01 per share, of the Registrant (the “Ordinary Shares”) to be offered and sold under the BluePhoenix Solutions Ltd. 2007 Award Plan (the “Plan”).

On July 24, 2007, BluePhoenix Solutions Ltd. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-144798) (the “2007 Registration Statement”) relating to 139,000 Ordinary Shares to be offered and sold to participants under the Plan.  On July 9, 2008, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-152206) (the “2008 Registration Statement”) relating to an additional 392,250 Ordinary Shares to be offered and sold to participants under the Plan.  On March 17, 2009, the Registrant filed with the Commission a Registration Statement on Form S-8 (file No. 333-158057) (the “2009 Registration Statement”) relating to an additional 668,750 Ordinary Shares to be offered and sold to participants under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the 2007 Registration Statement, the 2008 Registration Statement and the 2009 Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II

Item 8. Exhibits

Exhibit No.	Description

5	Opinion of Herzog, Fox & Neeman

23.1	Consent of Ziv Haft, Independent Registered Public Accounting Firm

23.2	Consent of Herzog, Fox & Neeman (contained in their opinion constituting Exhibit 5)

24	Power of Attorney (included in signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzlia, State of Israel on the 25th day of July, 2011.

BLUEPHOENIX SOLUTIONS LTD.

By:	/s/ Nir Peles
Nir Peles
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arie Kilman and Nir Peles, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Principal Executive Officer:

/s/Arik Kilman	Chief Executive Officer	July 25, 2011
Arik Kilman

Principal Financial Officer and Principal Accounting Officer:

/s/Nir Peles	Chief Financial Officer	July 25, 2011
Nir Peles

Directors:

/s/Eric Green	Chairman of the Board	July 25, 2011
Eric Green

/s/Michael Chill	Director	July 25, 2011
Michael Chill

/s/Zvi Peled	Director	July 25, 2011
Zvi Peled

/s/ Shimon Barkama	Director	July 25, 2011
Shimon Barkama

Authorized Representative in the United States:

BLUEPHOENIX SOLUTIONS USA Inc.

/s/Michael Chill		July 25, 2011
By: Michael Chill Director

INDEX TO EXHIBITS

Exhibit No.	Description

5	Opinion of Herzog, Fox & Neeman

23.1	Consent of Ziv Haft, Independent Registered Public Accounting Firm

23.2	Consent of Herzog, Fox & Neeman. (contained in their opinion constituting Exhibit 5)

24	Power of Attorney (included in signature page)